SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 16, 2002

Date of Report (Date of Earliest Event Reported)

Private Capital Investors, Inc.

(Exact name of Registrant as specified in its charter)

Florida	000-31691	65-1036706

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

511 N.E. 94th Street
Miami Shores, Florida 33138

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 758-3738 with copies to:

Hank Gracin, Esq.
Lehman & Eilen LLP
50 Charles Lindbergh Boulevard
Suite 505
Tel: 516-222-0888
Fax: 516-222-0948

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     (a)(1) By letter dated December 16, 2002, Private Capital Investors, Inc. (the “Company”) terminated Rachlin Cohen & Holtz LLP as independent certified accountants for the Company. The decision to change accountants was recommended by the Company’s Board of Directors.

     The report of Rachlin Cohen & Holtz LLP covering the Company’s two fiscal years ended July 31, 2002 and July 31, 2001 did not include an adverse opinion or disclaimer of opinion, and was not modified as to audit scope or accounting principles but was modified for a going concern uncertainty.

     In connection with the audits of the Company’s two fiscal years ended July 31, 2002 and July 31, 2001, and during any subsequent interim period preceding such termination of Rachlin Cohen & Holtz LLP, there did not develop any disagreements on any matter of accounting of principles or practices, financial statement disclosure or auditing scope or procedure between such former independent certified public accountants and management of the Company or other reportable events which have not been resolved to such former independent certified accountants’ satisfaction. Rachlin Cohen & Holtz LLP had been the Company’s independent certified accountants since approximately May 31, 2001.

     The Company has requested Rachlin Cohen & Holtz LLP to furnish a letter addressed to the United States Securities & Exchange Commission stating whether it agrees with the statements made by the Company contained herein, and, if not, stating the respects in which it does not agree. A letter from Rachlin Cohen & Holtz LLP stating its agreement with the statements made by the Company contained herein is included as Exhibit 16.1 to this current report on Form 8-K.

     (a)(2) As of December 16, 2002, the Company engaged David I. Tow, Certified Public Accountants, as the Company’s independent auditor to replace Rachlin Cohen & Holtz LLP. Prior to this engagement as the Company’s independent accounting firm, David I. Tow, Certified Public Accountants, had not been consulted by the Company either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company’s financial statements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  EXHIBITS.

16.1	Letter of Rachlin Cohen & Holtz LLP, dated December 19, 2002 regarding a change in certifying accountant.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

PRIVATE CAPITAL INVESTORS, INC.

Dated: December 19, 2002	By: /s/ Stuart D. Cooper

Stuart D. Cooper Chief Executive Officer

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EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

16.1	Letter regarding a change in certifying accountant of Rachlin Cohen & Holtz LLP, dated December 19, 2002.

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